EXHIBIT 4.01


                     Form of Subscription Agreement between
                     MDC and each of the purchasers of the
                      1,000,000 shares of MDC common stock

NAME OF SUBSCRIBER: __________________

To:  THE MED-DESIGN CORPORATION
     Fine Equities, Inc.
     Suite 3213
     New York, New York 10176

                           THE MED-DESIGN CORPORATION
              SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

                                   SECTION 1.


1.1 Subscription. The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase $________ of shares (the "Shares") of common stock (the "Common Stock") of the Med-Design Corporation (the "Company") at a price per share equal to approximately 87% of the closing bid price of the Common Stock on the trading immediately preceding the closing (the "Closing"). Fine Equities, Inc. (the "Placement Agent") has been retained by the Company as exclusive placement agent for the offer and sale of up to $5,000,000 of Shares on a "best efforts" basis. The minimum purchase of Shares is $50,000, subject to the Placement Agent's discretion. Unless otherwise indicated all capitalized terms not defined herein shall have the same meanings and definitions as set forth in the Memorandum.

     1.2 Purchase of Shares.

     Payment for the Shares shall be by wire transfer only in accordance with the instructions of the Placement Agent, together with an executed copy of this Agreement and any other required documents.

                                   SECTION 2.


2.1 Acceptance or Rejection.

     (a) The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Shares in whole or part, if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

     (b) The undersigned understands and agrees that subscriptions may be revoked by the undersigned provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Placement Agent at least two business days prior to the Closing.

     (c) In the event of rejection of this subscription, or in the event the sale of the Shares subscribed for by the undersigned is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest thereon or deduction therefrom.

     2.2 Closing; Closing Date.

     The closing (the "Closing") of the purchase and sale of the Shares following the acceptance by the Company of the undersigned's subscription, as evidenced by the Company's execution of this Subscription Agreement, shall take place at the offices of Orrick, Herrington & Sutcliffe LLP counsel to the Placement Agent, at 666 Fifth Avenue, New York, New York 10103, or such other place as determined by the Placement Agent, on such date as is mutually agreed to by the Company and the Placement Agent. At the Closing of the purchase and sale of the Shares subscribed to by the undersigned, the Company shall prepare for delivery to the undersigned the certificates for the Shares to be issued and sold to the undersigned, duly registered in the undersigned's name against payment in full by the undersigned of the aggregate purchase price of the Shares.


                                   SECTION 3.


3.1 Investor Representations and Warranties.

     The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

     (a) The undersigned is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any of the components of the Shares. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares for which the undersigned is subscribing or any of the components of the Shares.

     (b) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

     (c) The undersigned acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the undersigned represents and warrants to and agrees with the Company and its affiliates as follows:

          (i) The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention.

          (ii) The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

          (iii) (insert name of Purchaser Representative: if none, so state) has acted as the undersigned's Purchaser Representative for purposes of the private placement exemption under the Securities Act. If the undersigned has appointed a Purchaser Representative (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D), the undersigned has been advised by his Purchaser Representative as to the merits and risks of an investment in the Company in general and the suitability of an investment in the Shares for the undersigned in particular; and

          (iv) The undersigned (together with his Purchaser Representative(s), if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. If other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Shares.

     (d) The information in the Accredited Investor Questionnaire completed and executed by the undersigned is substantially in the form of the Accredited Investor Questionnaire included as an exhibit to the Memorandum (the "Accredited Investor Questionnaire") and is accurate and true in all respects and the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

     (e) The undersigned and his Purchaser Representative, if any:

          (i) Have been furnished with the Memorandum, including all exhibits thereto and any documents which may have been made available upon request for a reasonable time prior to the date hereof and the undersigned or his Purchaser Representative(s) have carefully read the Memorandum and understands and have evaluated the risks set forth under "Risk Factors" and the considerations described in the Memorandum and have relied solely (except as indicated in subsections (ii) and

     (iii) below) on the information contained in the Memorandum (including all exhibits thereto);

          (ii) Have been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iii) Have been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Shares and other matters pertaining to this investment, and have been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or that which was otherwise provided in order for him to evaluate the merits and risks of purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iv) Have not been furnished with any oral representation or oral information in connection with the offering of the Shares which is not contained in the Memorandum; and

          (v) Have determined that the Shares are a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of such investment.

     (f) The undersigned is not relying on the Company, or its affiliates with respect to economic considerations involved in this investment. The Undersigned has relied on the advice of, or has consulted with only those persons, if any, named as Purchaser Representative(s) herein and in the Accredited Investor Questionnaire. Each Purchaser Representative is capable of evaluating the merits and risks of an investment in the Shares on the terms and conditions set forth in the Memorandum and each Purchaser Representative has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between himself and the Company or any affiliate or subsidiary thereof.

     (g) The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of his purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the undersigned is aware that the Shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The undersigned also understands that, except as otherwise provided herein, the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration under the Securities Act or applicable state securities laws. The undersigned further understands that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement.

     (h) No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein and in the Memorandum, and in subscribing for Shares the undersigned is not relying upon any representations other than those contained herein or in the Memorandum.

     (i) Any information which the undersigned has heretofore furnished to the Company with respect to his financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information he will immediately furnish such revised or corrected information to the Company.

     (j) The undersigned understands and agrees that the Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel for the Company or other counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:


     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

     (k) The undersigned understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of his entire investment.

     (l) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

     (m) The undersigned hereby authorizes and appoints the Placement Agent as its agent. The Placement Agent and its officers shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it or them, except in the case of willful misconduct or gross negligence. The Placement Agent and its officers shall be entitled to consult with counsel of its or their own choosing and shall not be liable for any action taken, suffered or omitted by it or them in accordance with the advice of counsel.

     (n) The foregoing representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Closing.


                                   SECTION 4.


4.1 The Company's Registration.

     As soon as practicable after the Closing and in any event not later than 30 days thereafter, the Company shall prepare and file with the Commission, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and the holders of the Shares (the "Registration Rights Holders"), in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the holders' securities (the "Registration Rights Securities") for a consecutive period ending twenty-four
(24) months after the Closing. The costs and expenses associated with the preparation, filing and prosecution of such registration statement(s) shall be borne by the Company.

     4.2 Demand Registration.

     (i) In the event the registration statement referred to in Section 4.1 does not become effective within two (2) months after the Closing or the effectiveness thereof is not maintained, Registration Rights Holders representing a Majority (as hereinafter defined) of the Registration Rights Securities shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Commission, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and the Registration Rights Holders in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Registerable Rights Securities, for a consecutive period ending twenty-four (24) months after the Closing by such Registration Rights Holders and any other Registration Rights Holders who notify the Company within ten (10) days after receiving notice from the Company of such registration request, as set forth below.

     (ii) The Company covenants and agrees to give written notice of any registration request under this Section 4.2 by any Registration Rights Holder to all other Registration Rights Holders within ten (10) days from the date of the receipt of any such registration request.

     (iii) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor and to have any registration statement declared effective at the earliest possible time. The Company shall furnish each Registration Rights

Holder desiring to sell Registration Rights Securities such number of prospectuses as shall reasonably be requested.

     4.3 Piggyback Registration.

     (i) If, at any time commencing three months after the Closing and expiring five (5) years thereafter, any of the Registration Rights Securities are "restricted securities" within the meaning of the Rules and Regulations, and the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition or exchange offer on Form S-4 or pursuant to Form S-8 or successor forms) it will give written notice by registered or certified mail, at least thirty (30) days prior to the filing of each such registration statement, to the Registration Rights Holders of its intention to do so. Upon the written request of any Registration Rights Holder given within ten (10) days after receipt of any such notice of his or her desire to include any Registration Rights Securities in such proposed registration statement, the Company shall afford the Registration Rights Holders the opportunity to have any such Registration Rights Securities registered under such registration statement.

     (ii) Notwithstanding the provisions of this Section 4.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4.3 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     4.4 Covenants with Respect to Registration.

     In connection with any registration under any of Sections 4.1, 4.2 and 4.3 hereof, the Company covenants and agrees as follows:

          (a) The Company shall pay all costs, (excluding fees and expenses of Registration Rights Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Registration Rights Holder(s)), fees and expenses in connection with all registration statements filed pursuant to any of Sections 4.1, 4.2 and 4.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses.

          (b) The Company will take all necessary action which may be required in qualifying or registering the securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Registration Rights Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (c) The Company shall indemnify the Registration Rights Holder(s) and each person, if any, who controls such Registration Rights Holder(s) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Registration Rights Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Registration Rights Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Registration Rights Holder(s) or any controlling person of the Registration Rights Holder(s) in respect of which indemnity may be sought against the Company pursuant to this Section 4.4(c), the Registration Rights Holder(s) or such controlling person shall, within thirty (30) days after the receipt of a summons or complaint, notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Registration Rights Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Registration Rights Holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Registration Rights Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for all of the Registration Rights Holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided in the previous sentence, in the event that the Company shall have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Registration Rights Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees to notify promptly the Registration Rights Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of any of the Registration Rights Securities in connection with such registration statement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 4.4(c), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against any Registration Rights Holder or such indemnified person as a direct result of any Registration Rights Holder or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

          (d) The Registration Rights Holder(s), and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from written information furnished by or on behalf of such Registration Rights Holder(s), or their successors or assigns, expressly for use in such registration statement. The Registration Rights Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Registration Rights Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 4.4(d), any such payment or reimbursement by the Registration Rights Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Registration Rights Holder(s).

          (e) The Company may enter into an underwriting agreement with a managing underwriter, if any, selected for such underwriting by Registration Rights Holders holding a Majority of the securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company and each Registration Rights Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Registration Rights Holders shall be parties to any underwriting agreement relating to an underwritten sale of their securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Registration Rights Holders. Such Registration Rights Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Registration Rights Holders and their intended methods of distribution.

          (f) For purposes of this Agreement, the term "Majority" in reference to the Registration Rights Holders shall mean in excess of fifty percent (50%) of the then outstanding Registration Rights Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.


                                   SECTION 5.


     5.1 Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

     5.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     5.3 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

     5.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     5.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     5.6 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

     5.7 Assignability. This Agreement is not transferable or assignable by the undersigned.

     5.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

     5.9 Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the ___ day of ___________, 1997.


$_____________ = ________ x $_________
Amount of Shares Subscribed for   No. # of Shares  Price per Share


Manner in which Title is to be held (Please Check One):


1.  |_|   Individual                         7.  |_|  Trust/Estate/Pension
                                                      or Profit Sharing
                                                      Plan
                                                      Date
                                                      Opened:_____________


2. |_|    Joint Tenants with Right of        8.  |_|  As a Custodian for
          Survivorship                                __________________
                                                      Under the Uniform
                                                      Gift to Minors Act
                                                      of the State of

                                                      __________________

3. |_|    Community Property                  9. |_|  Married with Separate
                                                      Property


4. |_|    Tenants in Common                  10. |_|  Keogh


5. |_|    Corporation/Partnership/           11. |_|  Tenants by the Entirety
          Limited Liability Company



6. |_|   IRA

--------------------------------------------------------------------------------



     IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
           INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 13
       SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 14

                          EXECUTION BY NATURAL PERSONS



--------------------------------------------------------------------------------

                     Exact Name in Which Title is to be Held

-------------------------------              -----------------------------
Name (Please Print)                          Name of Additional Purchaser

-------------------------------              -----------------------------
Residence: Number and Street                 Address of Additional Purchaser

-------------------------------              -----------------------------
City, State and Zip Code                     City, State and Zip Code

-------------------------------              -----------------------------
Social Security Number                       Social Security Number

-------------------------------              -----------------------------
(Signature)                                  (Signature of Additional Purchaser)


      ACCEPTED this ____ day of __________, 1997 on behalf of the Company.


                                   BY:______________________________
                                      Name:
                                      Title:

                   EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

                     (Corporation, Partnership, Trust, Etc.)

       -----------------------------------------------------------------
                          Name of Entity (Please Print)

Date of Incorporation or Organization:_________________________________________

State of Principal Offices:____________________________________________________

Federal Taxpayer Identification________________________________________________



BY:_______________________________________
   Name:
   Title:

[seal]

-------------------------------              -----------------------------
 (If Entity is a Corporation)


                                             ------------------------------
                                                       Address



                                             ------------------------------
                                             Taxpayer Identification Number



         ACCEPTED this ___ day of ______, 1997 on behalf of the Company.



                                            BY:
                                               ----------------------------
                                                 Name:
                                                 Title: